EXHIBIT 23.1
                                                                    ------------


CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation in the Registration Statement, Amendment No.2 on Form S-2 to Form S-3 (No. 333-126013), of our report dated February 22, 2005, with respect to notes B and C [9] November 20, 2005 on the financial statements of Network-1 Security Solutions, Inc. as of December 31, 2004 and 2003 and for the years then ended included in its 2004 Annual Report on Form 10-KSB Amendment No. 2. In addition, we consent to the reference to our firm as "Experts" in the above Registration Statement.


Eisner LLP

New York, New York
November 21, 2005